Exhibit 10.20

October 8, 2021

Board of Directors

Tenon Medical Inc.

Dear Board of Directors,

I hereby accept my election to the Board of Directors of Tenon Medical, Inc. (the “Company"), which is effective on the date Tenon Medical's common stock is first listed on Nasdaq. I hereby consent to being named in the Company's registration statement and the inclusion of any of my biographical and other information required to be included therein pursuant to federal securities laws.

Sincerely,

/s/ Ivan Howard
Ivan Howard

104 Cooper Court | Los Gatos, CA | 95032